UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2013

Xumanii, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-169280	90-09582397
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

PO Box 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Island
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	305-600-0732

Medora Corp
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our startup business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the “SEC”).  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this document are made as of the date of this document, and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Xumanii, Inc. (f/k/a Medora Corp., Inc.), a Nevada corporation.

  SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form  8-K are to the business of Xumanii, this also includes references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

XUMANII® is an all-inclusive online platform that provides users the opportunity to create a “Live Broadcast” in true High Definition.  Xumanii’s® new, patent pending technology integrates proprietary hardware and software wirelessly, streaming live feeds from multiple cameras in High Definition Audio/Visual with capabilities of up to 10 Megabits per second. All feeds stream directly to a designated PC or Laptop that has the Company’s software installed allowing the “Producer” to pick and choose camera angles, camera fades as well as all other production enhancements used in today’s television broadcasts in real time.

This Live Production streams to any Computer, Smart phone, or tablet allowing viewers to watch the concerts, sporting event, and other events from anywhere in the world.  This technology integrated the Hardware and Software allowing for the highest quality “live broadcast” without the exorbitant expenditure of traditional methods currently used in the marketplace exclusively on Xumanii.com. The Company’s technology can also be provided to each Artist allowing them to broadcast any event in which they feel that they would like their fans to be a part of either for free or for a ticket price.  The Artist/s will also have the ability to charge a monthly subscription fee for fans to watch any and all events that the Artist chooses to share such behind the scenes of concerts and while on tour, fan interaction and promotional giveaways.

Xumanii® has been designed to bring the live aspect of social media to life.

To meet our need for cash we have raised $943,062 in loans from third parties during the year 2012 and 2013 to date. We cannot guarantee that since we have adopted and implemented a new startup business plan and have begun operations that we will stay in business after twelve months. If we are unable to secure enough broadcasts of performance artists and or business products or services to advertize at suitably low pricing or enough registered members willing to buy the products at the price we have negotiated with our businesses, we may quickly use up our current cash and will need to find alternative sources, such as a second public offering, or a private placement of securities in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than from the loans that have been received. If we need additional cash and cannot raise it we may either have to suspend operations until we do raise the cash, or cease operations entirely. If we need more money we will have to revert to obtaining additional funds as described above. Other than as described above, we have no other financing plans.

Prior to the adoption of the Xumanii Startup business plan, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act..On March 13, 2013, we filed a revised annual report on form 10-K/A, incorporating the “Form 10 level disclosure.”

As a result of the adoption of the new startup business plan, our management team consists of Alexandre Frigon, President, Chief Executive Officer, Chief Financial Officer and Secretary, Treasurer and Director. Mr. Frigon is supported by a team of industry professionals, software engineers, programmers and designers.

Intellectual Property

We currently have prepared 3 patent applications for our technology and are in the process of filing with the US Patent Office and the Canadian Intellectual Property Office. We have received trademarks by way of licensing agreement with Xumanii, Inc. a Cayman Corporation, in Canada, for the name "Xumanii" (file 1 404 779)and for the phrase "Live is Beautiful" (file 1 407 369) and in the United States "Xumanii" (file 77581679) and for the phrase "Live is Beautiful" (file 77581665).

There are 3 additional patents that the Company would like to file that are in the final stages of review with our Patent Attorney's. These completed Patent Applications are for the following:

X-Pak®

X-Feed® Software

Xumanii® Media Player

X-Feed® Software

All feeds stream directly to any chosen laptop that has Xumanii's patent-pending software installed, turning any laptop into a full production station. All feeds stream into the chosen laptop allowing for the producer to control what the viewer will be seeing in real time through multiple camera angles, fading in and out of each shot as well as all other variations of product that were only available through exorbitant production expenditures and limited to television production.

X-Pak®

The Company has developed a revolutionary new way to stream content on the internet using any camera and without the need of internet cables or additional camera equipment. Live broadcast through patent-pending X-Pak® that allows for a wireless Wi-Fi live stream without the restrictions of existing live stream technology or the expense of traditional television broadcasts. Originally the machine was the size of a cable box, but over the past 5 months the Company has hired a full staff of software developers and Engineers to redesign this product. Working closely with an Engineering Firm in Hong Kong the Company has fully redesigned the X-Pak® reducing the unit to the size of a wireless modem.  This makes the X-Pak® small enough to attach to a belt or bolt directly onto a camera.

Xumanii® Channel

Similar to a FacebookTM or YoutubeTM page, Artists and Record Labels open a Xumanii® Channel, where they have the unique experience of bringing their fans closer by providing “All-Access” into all aspects of their lives, tours, events, and any other content that the Artist decides they would like to display.  All events, concerts, etc. are at the discretion of the Artist/Artist Management, informing their fans via social media as well as their Xumanii® calendar on their channel. One more key feature of utilizing the Xumanii® Channel is there are no commercials, language or time restrictions as in traditional television events.

INTERNET & ENTERTAINMENT INDUSTRY ANALYSIS

 Streaming Revenue / Strategy Analytics report

http://www.strategyanalytics.com/default.aspx?mod=pressreleaseviewer&a0=5268

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Global Digital Music Sales to top $8.6 Billion in 2012

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Streaming revenues up 40% compared to 8.5% for downloads

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Digital music sales exceed physical music sales in the US for the first time in 2012

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Online streaming1 revenues will grow at almost five times the rate of download revenues in 2012, according to Strategy Analytics' latest Global Recorded Music* Forecast.

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Streaming music revenues up 40% globally in 2012

Link 1: 2011 ComScore Statistics

Link 2: 2012 ComScore Statistics

February 2011 - ComScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today released inaugural data on worldwide online video viewing from the ComScore Video Metrix service. The report found that nearly 1.2 billion people age 15 and older watched 201.4 billion videos online globally during October 2011. Google Sites, driven by YouTube.com, ranked as the top video destination with nearly 88.3 billion videos viewed on the property worldwide during the month.

OnlineStreaming Advertising

Americans viewed 5.6 billion video ads in January, with Hulu delivering the highest number of video ad impressions at 1.4 billion. Adap.tv ranked second overall (and highest among video ad exchanges/networks) with 652 million ad views, followed by BrightRoll Video Network with 598 million, Tremor Video with 580 million and Specific Media with 398 million. Time spent watching video ads totaled more than 2.3 billion minutes during the month, with Hulu delivering the highest duration of video ads at 540 million minutes. Video ads reached 47 percent of the total U.S. population an average of 38 times during the month. Hulu delivered the highest frequency of video ads to its viewers with an average of 43, while ESPN delivered an average of 20 ads per viewer.

*Video ads include streaming-video advertising only and do not include other types of video monetization, such as overlays, branded players, matching banner ads, homepage ads, etc. **Indicates video ad network †Indicates video ad exchange

Total Ad Time per Video

84.4 percent of the U.S. Internet audience viewed online video in 2012.  40secs of every 6:10mins were Video Advertisement’s.Video ads accounted for 12.2 percent of all videos viewed and 0.9 percent of all minutes spent viewing video online.Online streaming revenues will grow at almost five times the rate of download revenues in 2012, according to Strategy Analytics' latest Global Recorded Music* Forecast.

Global Internet Usage

SmartPhones

Mobile Accessibility (SmartPhones)   //  The Key here is Mobile.

There’s been a 47% increase in smartphone users (106.7 million, or 45.6% of U.S. mobile population) between March 2011 and March 2012, said ComScore, and Android now has 51% of smartphone market share, up from 35% last year.

Multi-device ownership (meaning tablets and phones) is up, too, rising 308% since March 2011. As of March 2012, nearly 25% of smartphone owners also own a tablet, up from 8.9% a year prior.

Multiple reports show substantial exceptional growth in mobile, with that the number of mobile Internet users surpassing desktop Internet users by the middle of 2014.

Smart Phone Users top 1 billion Oct. 17, 2012

http://www.cbsnews.com/8301-205_162-57534583/study-number-of-smart phone-users-tops-1-billion/

The number of active Smartphone users around the world has topped 1 billion, according to a global research and consulting firm, and that number is only increasing.  Estimates show that that number is predicted to double by 2015 making additional usage of Smartphones such as television programming, concerts, and sporting events a standard.

During the third quarter of 2011, statistics showed that there were 708 million Smartphones in use worldwide.  With ever growing demands for increasing technology the number of Smartphones in use worldwide reached 1.038 billion units during the third quarter of 2012.

One billion, however, is still a relatively small number in a world population of 7 billion.Smartphone penetration is still relatively low in comparison to the total number of phones in use worldwide, but this presents a huge scope for future growth, particularly in emerging markets such as China, India and Africa where Internet availability is ever increasing.

Bloomberg Industries estimates the Smart phone market was worth $219 billion last year.

* Recorded music refers to single/album sales only, thus, doesn’t include revenue from ringtones, concert ticket sales etc.* Online refers to streaming and downloads over all IP-connectable devices (e.g. PCs, tablets) except mobile handsets. ‘Digital’ refers to online and mobile combined* Packaged / physical music (i.e. CDs/Vinyl) purchased online is counted as physical sales not online sale\s

Mobile Advertising Explained 2012:

http://www.businessinsider.com/bii-report-the-mobile-advertising-ecosystem-explained-2012-12

Mobile Users

The report also examined the growth in mobile, and predicted that the number of mobile Internet users would surpass desktop Internet users by 2014. There’s been a 47% increase in Smartphone users (106.7 million, or 45.6% of U.S. mobile population) between March 2011 and March 2012, said omScore, and Android now has 51% of Smartphone market share, up from 35% last year.

Multi-device ownership (meaning tablets and phones) is up, too, rising 308% since March 2011. As of March 2012, nearly 25% of Smartphone owners also own a tablet, up from 8.9% a year prior.

Smart TV

For years, pay-TV services were the dominant means of delivering premium content to consumers. Today almost 900 million homes worldwide subscribe to pay-TV services, but new delivery technologies, with smart TVs at the forefront, have created new opportunities and new potential competition.

The number of U.S. households with a smart TV increased to more than 18 million in 2011, and smart TVs will account for nearly one-half of all TVs shipping in 2012. Smart TVs allow consumers to connect directly to the Internet rather than via a separate device.Further, most smart TVs ship with online video content services pre-installed. The smart TV app-based interface allows the number of potential content sources to grow and change over time.Smart TVs also allow pay-TV providers to engage with consumers in new ways. Since 2010, pay-TV providers and television original equipment manufacturers have discussed ways to bring managed content to smart TVs to lower capital expenditures (CAPEX) and satisfy consumers' changing viewing habits.Online video generally offers lower-priced alternatives to traditional pay-TV subscriptions, making such services attractive to cash-strapped consumers and increasing the risks of cord-cutting and cord-shaving. Netflix now has a larger subscriber base than Comcast, the largest cable operator in the United States.

Smart TVs vs. Set-Top Box Deployments

Pay-TV providers can leverage smart TVs to their benefit to reduce costs. Providers are extremely reluctant to replace legacy set-top boxes, because the process is expensive and requires huge investments. Using the processing power of smart TVs or other TV-connected consumer electronics devices as set-top box replacements would substantially reduce the operator's CAPEX.

There are also real opportunities to use connected devices to monetize rooms of the house where set-top boxes are not currently present. While operators appear reluctant to abandon set-top boxes entirely, this approach is feasible for second or third TVs within the subscriber's home.

Opportunities and Risks

The smart TV opens several opportunities for innovative pay-TV providers, but it also presents a number of risks to the core business for all operators, including increased competition, alternative interface options for the consumer, shifting delivery approaches, greater broadband network congestion, new and uncertain business models, and less control over the viewing experience.

However, consumer viewing trends and CE adoption show that the smart TV is becoming a fixture in households around the world. Operators will have to adapt their business models to accommodate this new device, which has a tremendous upside, provided they properly leverage its abilities.

Through the smart TV, operators could even shift strategies from a defensive to an offensive mode. Right now, they are developing and deploying services in their territories to counter the OTT threat. Through the smart TV, they could even expand into the OTT's "borderless" territory with their own virtual services.

Smart TV Sales

http://www.ecommercetimes.com/story/75762.html

For years, pay-TV services were the dominant means of delivering premium content to consumers. Today almost 900 million homes worldwide subscribe to pay-TV services, but new delivery technologies, with smart TVs at the forefront, have created new opportunities and new potential competition.

The number of U.S. households with a smart TV increased to more than 18 million in 2011, and smart TVs will account for nearly one-half of all TVs shipping in 2012. Smart TVs allow consumers to connect directly to the Internet rather than via a separate device.  Further, most smart TVs ship with online video content services pre-installed. The smart TV app-based interface allows the number of potential content sources to grow and change over time.

Online video generally offers lower-priced alternatives to traditional pay-TV subscriptions, making such services attractive to cash-strapped consumers and increasing the risks of cord-cutting and cord-shaving. Netflix now has a larger subscriber base than Comcast, the largest cable operator in the United States.

Smart TVs Capturing New Revenues

The smart TV app interface provides operators with the same opportunity to capture transactional or subscription on-demand revenues that are available to online video services, but pay-TV services also have some distinct advantages over OTT services in this area. Because of their larger content deals, pay- TV providers can license content at a lower cost than OTT service providers. They can also bundle services such as TV Everywhere with other services to offer more premium content at a lower price to consumers.

Operators can also provide broadband subscribers with exceptions to broadband caps for content provided via their own service. By granting "free" broadband capacity for their own content, operators are able to use business models rather than traffic management to influence consumer content choice.

Smart TVs Increase Customer Satisfaction

Pay-TV providers view their ability to deliver premium content to smart TVs as an opportunity to lower CPE costs and expand the flexibility of consumer viewing methods. Smart TVs with motion controllers or voice recognition can also bring unique value to the user interface. All these enhancements lead to higher customer satisfaction and a higher level of engagement, both with programming and advertising.Smart TVs extend the whole-home DVR experience without additional set-top boxes. Whole-home DVRs allow consumers to access content that is recorded and stored on a networked set-top box from peripheral set-top boxes in the home.Several manufacturers are now working with pay-TV providers to implement whole-home DVRs on their smart TVs so that the service is available to any room with a compatible smart TV. Consumers do not need to lease or buy extra boxes or install additional cables. Service providers gain additional viewing options without investing in expensive new hardware, all while increasing customer satisfaction and engagement.

Smart TV Sales

http://www.asymco.com/2011/10/28/assessing-the-smart-tv-opportunity/

Apple TV

Apple TV sales double in 2012 / Apple has well over 600,000 apps in the iOS App Store, but only eight third-party content choices.

http://www.cnn.com/2012/06/07/tech/gaming-gadgets/apple-tv-wwdc-2012/index.html

Apple TV App for Third Party Live Streams

http://www.slashgear.com/apple-tv-sdk-for-third-party-apps-tipped-for-wwdc-2012-08232946/

The Apple TV is based on the same underlying iOS platform as the iPhone, iPod touch and iPad, and indeed now uses a custom single-core version of the Apple A5 chipset found in some of the mobile products. However, so far Apple has proved reluctant to enable the third-party software support on the STB, perhaps because of user-interface differences between apps for TVs and apps for handheld devices.

That, though, may well be changing next week. An SDK would telegraph a significant evolution of the Apple TV, from hobby to a more central position in the company’s line-up. It could also pave the way for the longrumored Apple television set, which is believed to use Siri to replace the usual button-encrusted remote supplied with HDTVs.

http://arstechnica.com/apple/2012/02/paul-mccartney-concert-stream-will-test-the-waters-on-live-apple-tv-viewership/

The Very Near Future of Television

Apple may indeed be using the Apple TV to test the live broadcasting waters, as evidenced by its recent decision to stream former Beatle Paul McCartney's live performance this Thursday.

The company "announced" via a banner on iTunes that the stream would take place at 7pm PST on February 9 both on iTunes (for Mac and PC) as well as the Apple TV—the first livestream of its kind for Apple's set-top box.

This isn't the first time Apple has streamed live (usually music-related) content via iTunes, but it will be the highest-profile and the first available to Apple TV users. The company is not charging for the stream—it will be free to help boost the profile of McCartney's recent album release, Kisses on the Bottom—and it will be viewable via the Apple TV's "Internet" menu under "iTunes Live."

There has been buzz that Apple might try to launch its own TV subscription service, while others (myself included) believe Apple is more likely to begin allowing third-parties to create "apps" for the Apple TV that will let them stream their own live content with ads.

Hulu

Hulu Plus Is Set To Hit A Million Paid Subscribers

http://mashable.com/2011/07/06/hulu-q2/

Hulu Timeline since inception (Launched 2010)

http://www.hulu.com/about/company_timeline

2011 ; 1million subscribers over 100 million users over mobile and TV app base

Hulu is still on track to make half a billion dollars in 2011 and is the U.S. market share leader in online video advertising revenue.

Since the launch of Hulu Plus in November 2010, the number of total hours of content on the service has grown 67% from 9,000 to 15,000," says Hulu’s CEO Jason Kilar.  He continues "The total number of full episodes on the service has grown 115% from 13,000 to 28,000. The number of TV series on the service has grown 129% from 950 to 2,180 ... The number of clips has grown 85% from 13,500 to 25,000, and the number of movies has grown 222% from 450 to 1,450.”

Hulu Plus will finish 2012 with over 2,000,000 subscribers.”

UPDATE:  On December 17th 2012 Hulu’s CEO Jason Kilar announced that the Company had generated $695M revenue with over 3 million Subscribers.

http://www.engadget.com/2012/12/17/hulu-2012-results/

2012
July 31	Hulu Plus Arrives on Apple TV
June 28	Hulu in Japan Announces Multi-Year Agreement with HBO
February 16	Hulu Plus Now Available on Wii
2011
September 22	Hulu Launches Hulu on Facebook App
August 31	Hulu Launches Subscription Service in Japan
July 1	Hulu Launches 'Hulu on Facebook'
*October 28to Feb 2nd	Content Partnerships with Miramax / TED / Criterion / Viacom / The CW / Univision
2010
November 17	Hulu Officially Launches the Hulu Plus Subscription Service for $7.99
June 29	Hulu Launches Preview of Subscription Service Hulu Plus™
2009
April 30	Disney to Join NBC Universal, News Corporation and Providence Equity PartnersAs an Equity Owner of Hulu
March 12	Hulu.com Opens to Public, Offers Free Streams of Hit TV Shows, Movies and Clips

2007
October 29	Hulu Debuts via Private Beta

Hulu investors pay off big

Techcrunch reported that on October 13th 2012 Providence Equity Partners sold its 10% stake in Hulu for $200 Million Dollars(Provequity.com) completed the sale of the deal’s completion yesterday. The media companies were near agreement to buy out Providence’s stake for $200 million.

http://www.businessinsider.com/cha-ching-jason-kilar-nets-40-million-from-sale-of-hulu-stock-2012-10#ixzz2JJgxHag4http://www.businessinsider.com/cha-ching-jason-kilar-nets-40-million-from-sale-of-hulu-stock-2012-10

Netflix

http://www.internetretailer.com/2011/01/26/netflix-rolls-past-2-billion-annual-web-sales

For the fiscal year ended Dec. 31, 2010, Netflix reported:

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Total revenue increased by about 29.4% to $2.16 billion from $1.67 billion in 2009.

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Net income was $160.9 million, a 38.8% increase from net income of $115.9 million last year.

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Subscribers increased by 63% to 20.01 million from 12.27 million.

More than one-third—over 2.5 million—of Netflix’s 7.7 million new subscribers are signing up for the pure streaming plan and not receiving discs in the mail, the company says, “We expect that percentage to grow over time. The balance of new subscribers primarily takes our $9.99 1-DVD combination plan. Very few of our existing subscribers are downgrading to the pure streaming plan,” says Netflix.

HISTORY OF STREAMING VIDEO

 In the early 1920s George O. Squier was granted patents for a system for the transmission and distribution of signals over electrical lines[2] which was the technical basis for what later became muzak, a technology streaming continuous music to commercial customers without the use of radio.

Attempts to display media on computers date back to the earliest days of computing in the mid-20th century. However, little progress was made for several decades, primarily due to the high cost and limited capabilities of computer hardware. From the late 1980s through the 1990s, consumer-grade personal computers became powerful enough to display various media. The primary technical issues related to streaming were:

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having enough CPU power and bus bandwidth to support the required data rates

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creating low-latency interrupt paths in the operating system to prevent buffer underrun.

However, computer networks were still limited, and media were usually delivered over non-streaming channels, such as by downloading a digital file from a remote server and then saving it to a local drive on the end user's computer or storing it as a digital file and playing it back from CD-ROMs.

New technologies

During the late 1990s and early 2000s, Internet users saw:

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greater network bandwidth, especially in the last mile

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increased access to networks, especially the Internet

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use of standard protocols and formats, such as TCP/IP, HTTP, and HTML

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commercialization of the Internet.

"Severe Tire Damage" was the first band to perform live on the Internet. On June 24, 1993, the band was playing a gig at Xerox PARC while elsewhere in the building, scientists were discussing new technology (the Mbone) for broadcasting on the Internet using multicasting. As proof of their technology, the band was broadcast and could be seen live in Australia and elsewhere.

RealNetworks was also a pioneer in the streaming media markets, when it broadcasted a baseball game between the New York Yankees and the Seattle Mariners over the Internet in 1995.[3]

The first symphonic concert on the internet took place at the Paramount Theatre in Seattle, Washington on November 10, 1995.The concert was a collaboration between The Seattle Symphony and various guest musicians such as Slash (Guns 'n Roses, Velvet Revolver),Matt Cameron (Soundgarden, Pearl Jam), and Barrett Martin (Screaming Trees).

When Word Magazine launched in 1995, they featured the first-ever streaming soundtracks on the Internet. Using local downtown musicians the first music stream was "Big Wheel" by Karthik Swaminathan and the second being "When We Were Poor" by Karthik Swaminathan with Marc Ribot and Christine Bard.

Business developments

Microsoft developed a media player known as ActiveMovie in 1995 that allowed streaming media and included a proprietary streaming format, which was the precursor to the streaming feature later in Windows Media Player 6.4 in 1999. In June 1999 Apple also introduced a streaming media format in its QuickTime 4 application. It was later also widely adopted on websites along with RealPlayer and Windows Media streaming formats. The competing formats on websites required each user to download the respective applications for streaming and resulted in many users having to have all three applications on their computer for general compatibility.

Around 2002, the interest in a single, unified, streaming format and the widespread adoption of Adobe Flash prompted the development of a video streaming format through Flash, which is the format used in Flash-based players on many popular video hosting sites today such as YouTube. Increasing consumer demand for live streaming has prompted YouTube to implement a new live streaming service to users.Presently the company also offers a (secured) link returning the available connection speed of the user

Consumerization of streaming

These advances in computer networking, combined with powerful home computers and modern operating systems, made streaming media practical and affordable for ordinary consumers. Stand-alone Internet radio devices emerged to offer listeners a no-computer option for listening to audio streams. In general, multimedia content has a large volume, so media storage and transmission costs are still significant. To offset this somewhat, media are generally compressed for both storage and streaming.

Increasing consumer demand for streaming of high definition (HD) content has led the industry to develop a number of technologies such as Wireless HD  or ITU-T G.hn, which are optimized for streaming HD content without forcing the user to install new networking cables.

Today, a media stream can be streamed either live or on demand. Live streams are generally provided by a means called "true streaming". True streaming sends the information straight to the computer or device without saving the file to a hard disk. On-demand streaming is provided by a means called progressive streaming or progressive download. Progressive streaming saves the file to a hard disk and then is played from that location. On-demand streams are often saved to hard disks and servers for extended amounts of time; while the live streams are only available at one time only (e.g., during the football game)

The Second History of Live Streaming

(http://www.guardian.co.uk/media-network/media-network-blog/2013/mar/01/history-streaming-future-connected-tv)

On 5 September 1995, ESPN SportsZone streamed a live radio broadcast of a baseball game between the Seattle Mariners and the New York Yankees to thousands of its subscribers worldwide using cutting-edge technology developed by a Seattle-based startup company named Progressive Networks. It was the world's first livestreaming event. A few years later the company would change its name to RealNetworks and before long it would find itself embroiled in a bitter technological and legal war with Microsoft for domination of a brand new technology market – streaming media.Though the prospect of streaming media over the internet had always excited technology nerds and CEOs alike, streaming media's childhood years were primarily marred by pragmatic problems such as how to successfully stream watchable video over 56k modem lines.

Microsoft emerged from the war with RealNetworks as a winner (thanks to its Windows Media technologies), but soon found itself unable to capitalize on the victory. While the Redmond-based US company frittered away its advantage, Macromedia (later acquired by Adobe Systems) slowly but surely eroded Windows Media's market share in the mid-2000s in favour of its increasingly popular Flash Player. Flash shook up the streaming media industry by seamlessly marrying interactivity, Web 2.0 and streaming media for the first time. A new era in streaming media had arrived, but the old problems still remained – bandwidth, scalability and reach.

By the mid-2000s the vast majority of the Internet traffic was HTTP-based and content delivery networks (CDNs) were increasingly being used to ensure delivery of popular content to large audiences. Streaming media, with its hodgepodge of proprietary protocols – all mostly based on the far less popular UDP – suddenly found itself struggling to keep up with demand. In 2007 a company named Move Networks introduced a technology and service that once again would change the industry: HTTP-based adaptive streaming.

Instead of relying on proprietary streaming protocols and leaving users at the mercy of the internet bandwidth gods, Move Networks used the dominant HTTP protocol to deliver media in small file chunks while utilizing the player application to monitor download speeds and request chunks of varying quality (size) in response to changing network conditions. The technology had a huge impact because it allowed streaming media to be distributed far and wide using CDNs (over standard HTTP) and cached for efficiency, while at the same time eliminating annoying buffering and connectivity issues for customers. Other HTTP-based adaptive streaming solutions soon followed: Microsoft launched its Smooth Streaming technology in 2008, the same year Netflix developed its own technology to power its pioneering Watch Instantly streaming service. Apple followed suit in 2009 with HTTP Live Streaming (HLS) designed for delivery to iOS devices, and Adobe joined the party in 2010 with HTTP Dynamic Streaming (HDS). HTTP-based adaptive streaming quickly became the weapon of choice for high-profile live streaming events (Vancouver and London Olympics, Wimbledon, Roland Garros, Felix Baumgartner's Stratos jump, etc.) and premium on-demand services (Netflix, LoveFilm, Amazon Instant Video, etc.). It was a time of adolescence for streaming media – bursting with potential, but also confusing and a bit awkward.

It was evident early on that another clash of proprietary streaming technologies would do more damage than good to an industry that was on the verge of maturing into mainstream, so in 2009 efforts began in3GPP to establish an industry standard for adaptive streaming. Early 3GPP standardization work shifted to ISO/IEC MPEG working groups in 2010, where it moved quickly from proposals to draft status to ratification in less than two years. More than 50 companies were involved – Microsoft, Netflix and Apple included – and the effort was co-ordinated with other industry organizations such as 3GPP, DECE, OIPF and W3C. By April 2012 a new standard was born – Dynamic Adaptive Streaming over HTTP, colloquially known as MPEG-DASH.

Many companies were quick to announce MPEG-DASH support in their products as early as 2011, but as it often happens with standards the adoption process didn't immediately begin at ratification. MPEG-DASH in its original specification tried to be everything to everyone and consequently suffered from excessive ambiguity (a story surely familiar to anyone acquainted with HTML5 Video). The bulk of the companies involved in MPEG-DASH quickly formed a DASH Industry Forum with the goal of promoting DASH adoption and establishing a well-defined set of interoperability constraints. Earlier this year the DASH-IF published a draft (version 0.9) of its DASH264 Implementation Guidelines and opened them up for community review (feedback is due on 15 March 15 2013). As the name suggests, the DASH264 guidelines provide important interoperability requirements such as support for the H.264 video codec which has been an industry standard for the better part of the past decade.

 DASH264 defines other essential interoperability requirements such as support for HE-AAC v2 audio codec, ISO base media file format, SMPTE-TT subtitle format, and MPEG Common Encryption for content protection (DRM).

The Common Encryption element is particularly interesting because it enables competing DRM technologies such as Microsoft PlayReady, Adobe Access and Widevine to be used inclusively without locking customers into a particular digital store. DASH264 provides the details desperately needed by the industry to adopt MPEG-DASH and is expected to gain significant traction over the next one to two years.Besides interoperability the other major hurdle facing streaming media and over-the-top (OTT) delivery is the quality gap. In just a handful of years streaming media technology has leapfrogged from less-than-standard definition video to rather solid 720p HD video, but the quality of even the best video-on-demand OTT services still falls short of broadcast television and Blu-ray audio-video quality. While most HD video delivered over satellite (DVB-S2), for example, is 1080i video H.264-compressed at 17-37 Mbps, most HD streamed video is only 720p encoded at a meager 3-4 Mbps. Broadcast television is always delivered at 50Hz in Europe, whereas streaming video is nearly always delivered at half the frame rate – 25Hz in Europe, 30Hz in North America. Finally, broadcast audio is typically mixed and delivered in 5.1 surround these days, whereas streaming audio is still largely a stereo affair (or even mono on occasion).

That is a significant quality gap that needs to be overcome before OTT can truly challenge traditional media delivery, but fortunately there is hope on the horizon. As digital media quality is primarily dependent on bandwidth, there are two certain ways to increase the quality: by either increasing the bandwidth or by improving the compression efficiency at existing bit rates. The former can only accelerate as fast as general Internet bandwidth can, but the latter can be improved with new codec technologies. Such a codec technology is H.265 – the latest evolution of the highly successful joint collaboration between ISO/IEC MPEG and ITU that brought us H.264 a decade ago. Earlier this year the ITU announced the ratification of H.265 which promises to bring 40-45% increase in compression efficiency (or bandwidth reduction) compared to existing H.264 technology. Such a boost could effectively help streaming media providers deliver 1080p (Full HD) video at the same 3-4 Mbps currently used for 720p video delivery, or increase the frame rate to 50/60Hz without requiring a proportional increase in bandwidth. In fact, many have hailed the news of H.265 as the beginning of the 4K video era where streaming video quality might finally outpace the slow-moving broadcast standards.

COMPETITION

Xumanii's main competition is Livestream, formerly known as Mogulus, and Ustream. Livestreamis a live streaming video platform that allows users to view and broadcast video content using a camera and a computer through the internet. It offers a free ad-supported service and multi-tiered premium services.Livestream also offers wireless HD broadcasting in the form of a device combination called Livepack, described as "a satellite television truck in a backpack."

Livestream is both a virtual television studio and embeddable video player, offering users the opportunity to produce and broadcast Web video in the manner of a television network. Users can stream live video or broadcast pre-recorded video in their channels, utilizing multiple cameras and on-screen graphics. Users may also collaborate with other producers anywhere in the world.

Ustream is a website that consists of a network of diverse channels providing a platform for lifecasting and live video streaming of events online. Established in March 2007 the site has over 2,000,000 registered users who generate 1,500,000+ hours of live streamed content per month with over ten million unique hits per month.

 MARKETING PLAN

XUMANII is looking to position itself as a leading promoter of live music events with the technology capability tostream events live over the Internet. With the increasing digitalization of music and the progressively larger presence online video in today's technology driven world, having events with an offline and online element will position XUMANII for growth within the market. XUMANII plans to utilize a reality TV show concept, in particular the Search for the Next XUMANII girls, to gain brand recognition and establish themselves in the market place.As XUMANII establishes a presence in the market, primarily through the production of the online reality TVshows, the Company will produce and stream concerts.XUMANII’s strategy is blended in order to drive attendance at live events as well as internet channels. In order to accomplish this, the Company must use traditional methods of concert promotion in conjunction with a viral marketing component geared towards virtual attendance. The figure below is an overview of the various marketing channels and strategies XUMANII will employ. The campaign will focus on an overarching nationalstrategy that will be complimented by local efforts prior to concert dates.The main goal is to sell our equipment to get small, medium and large producers across the world to be self sufficient and produce million of hours of live streaming by themselves. XUMANII will produce their own concerts and reality show to showcase its technology to the world, but the end goal is to get the entire world to produce live content by themselves. Xumanii also intends to employ third party consultants to assist Xumanii in marketing telecom and mobile applications.

Branding

We will utilize various forms of media and print advertising to promote our brand. Anticipated forms of print media include brochures, catalogues and advertisements in entertainment publications.  Our management will also attend and participate in key industryrelated trade shows throughout the world to promote our brand and products. We will design and utilize the internet as a forum to promote our brand and proprietary production technologies that result in higher quality products. Our website will be regularly updated to ensure proper informational flow to the respective members, performance artists and end use customers.

GROWTH AND FUTURE OPPORTUNITIES

XUMANII® Revenue Opportunities

Xumanii can derive revenues from multiple sources. First, we have the ability to charge a fee to consumer to watch an live broadcast event (Pay-Per-View Event). Second, we can offer free content and display sponsorship and advertisers ads. This will put Xumanii in a unique position with sponsors and Fortune 500 Companies for their online ad budgets. Third, we will derive revenues by the sales of our patent pending X-Pak®machines to all kinds of producers worldwide. Forth, Xumanii also has the ability to license its Intellectual Properties to other companies and partner who wants to take advantage of the live broadcast technologies.

“Pay-Per-View” Concert Experience

Xumanii® now allows Artists to providing fans from around the world with a truly once in a lifetime experience of access that until now was reserved for the people who can afford backstage passes and/or within the inner circle of the Artist’s camp.  This is also an additional revenue stream because Xumanii® can offer multiple levels of ticket sales just as a concert seats range in price according to the level of viewership that a fan would like to experience the event just as ticket sales range in price.

“Free” Concert Experience

Xumanii® understands that some events are best offered free of charge to maximize Global viewership in order to promote a new album release, tour date announcement and other newsworthy events. The Company works directly with Artists/Management to determine the best way to provide the fans with the greatest value, maximizing the visibility and viewership of each and every event chosen for a broadcast.  For many events, the Free Broadcast model may work best. The Company has effective Account Executives that can bring scalable Corporate Sponsorship through our multilevel Advertising Components. These include but are not limited to CPM “Cost per Mille”/CPC “Cost per Click” models, product placements as well as direct Corporate Sponsorship/Endorsements including direct Artist Endorsements from Sponsors that may be pre-existing.

XUMANII®Promotions

Another key differentiating factor that the Company holds is a marketing and promotion Facebook application called the “Xumanii® Promoter App”. Also patent pending, that allows current fans of each Artist to become Xumanii™/ FacebookTM promoters for their favorite artist or producer. This application turns a fan into an advertisement distributor for the artist, reaching all FacebookTM friends of the promoter.  FacebookTM users who take advantage of this Promotional tool receive many benefits that includes but not limited to discounted PPV tickets, exclusive Concert memorabilia, and other exciting benefits.

Advertising Model through Xumanii®Promoter App-Average FacebookTM promoters have around 1,000 friends; this means that each of our Xumanii™-FacebookTM promoters will promote the live broadcast message to 1,000 people.

XUMANII® IP Licensing

The Company has been approached by several Companies to license / lease the usage of the Xumanii® Hardware and Software.  These Companies have been CDN providers who are using traditional Television equipment to stream events. As previously mentioned this method is very expensive and significantly reduces the mobility of the camera crews.

These costs range depending on the number of cameras in use the cost of the unions to move equipment in and out of the Arena cable connectivity and wiring for each camera and the cost of such equipment.

With the Xumanii Live Broadcast system these expenses are drastically reduced which leads us to believe that one of the immediate revenue opportunities is to provide this technology to larger platforms such as VEVOTM Microsoft Subsidiaries and other Companies who have either begun live streaming concerts or have expressed such interests in the past 12 months.

 Plan of Operations

Our startup business plan for Xumanii is to broadcast live events in HDfrom multiple cameras, wirelessly, with an extremely low production cost.Xumanii will allow content to be broadcasted as a Pay-Per-View model, generating revenues from consumers directly or as a “FREE” content model, generating revenues from advertisement, product placements and sponsorship.

A material challenge to our business operations has been getting enough registered members. In order to achieve this goal we have to create incentives for our registered members to inform others of the broadcasts on our website. We will encourage our registered members to share news about the broadcasts through email, Facebook, and Twitter, and other social media websites. If we are unable to get new subscribers or fail to generate enough traffic to our website it may have a material impact on our revenues or income or may result in our liquidity decreasing.

We plan to implement our business operations by finding performance artists or other businesses that are willing to broadcast and or advertize in order to spread to existing members and new registered members. To date we have had good success in finding artists that are willing to broadcast live performances, and we have had some success in obtaining registered members. To date we have 11 201 registered members.

To better manage our payment processing we have selected PayPal to facilitate our online transactions.

In both a growing and shrinking economy we anticipate that performance artists will use our website as a marketing tool and to generate income from repeat customers on a Pay-Per-View Format. Additionally, registered members will likely prefer to receive notification as to upcoming performances.

To help prevent liquidity concerns, we will also target businesses in the immediate area of the performance that will have offerings of goods and services that will be attractive to that local community. Having businesses that have offerings that are attractive enough to generate local people to be registered members to our website will increase our exposure and will assist in addressing our long-term liquidity concerns.

To date we have received a total of $943,063in advances from third parties in order to implement our new startup business plan

Currently, we do not have any future arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

 Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are a start-up (development stage) company and have not generated any revenues. We cannot guarantee we will be successful in our business operations.

Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with established performance artists and or businesses to enable us to offer these venues to our clientele

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

We anticipate that we will need to meet our ongoing cash requirements through the generation of revenue or equity and/or debt financing.  We estimate that our expenditures over the next 12 months will be approximately $1,385,997as described in the table and chart below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating revenue and, if possible, through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $1,385,997 to fully implement our startup business plan for the next year as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, and servicing costs as well as marketing and advertising to social media marketing websites.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds we wilfully implement our startup business plan. If we are not able to raise all required funds, we will prioritize our corporate activities.

Regulations

The conduct of our business, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, may be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products. It is our policy to abide by the laws and regulations that apply to our business.

In the United States, we are or may be required to comply with certain federal laws, laws governing equal employment opportunity, customs and foreign trade laws and regulations, and various other federal statutes and regulations. We may also be subject to various state and local statutes and regulations. We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Employees

We currently have 4 executive employees, of which each has an employment agreement. We anticipate the need to hire additional personnel to assist in implementing our startup business plan over the course of the next twelve months.

Property

Our business office is located at PO Box 309, Ugland House South Church StreetGeorge Town Grand Cayman KY1-1104 Cayman Island. Our office space is provided without charge by the sole officer and director of the Company.

We currently have prepared 3 patent applications for our technology and are in the process of filing with the US Patent Office and the Canadian Intellectual Property Office. We have received trademarks in Canada, for the name "Xumanii" (file 1 404 779) and for the phrase "Live is Beautiful" (file 1 407 369) and in the United States "Xumanii" (file 77581679) and for the phrase " Live is Beautiful" (file 77581665).

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history and unproven business model.  We are a development stage company that has yet to generate any revenue. It is our startup business plan to further develop our technology with a goal of producinghigh quality live streaming video in HD to customers.  As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can:

·	development our offering of products and services in a manner that enables to be profitable to meet customer requirements;

·	develop and maintain relationships with key merchants that be necessary to optimize the market;

·	raise sufficient capital in the public and/or private markets; or

·	respond effectively to competitive pressures.

If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

We are in the development stage of our products and services and if we are unable to perfect our technology, our business may be materially and adversely affected.

There are inherent risks to perfecting our proprietary technology to its full production phase. The ability to perfect the control ofproducing high quality live streaming video in HD to customerswill be a key factor to our success. If we areunable to, continually update our products and services to address changing industry conditions and our competition.  Furthermore, no assurance can be given that our products or services, will generate sufficient revenues to enable us to be profitable.  If we do not successfully develop our products and services, our ability to implement our business strategy and our results of operations and financial condition will be materially adversely affected.

We have no revenues and have incurred losses.

Since inception, we have not generated any revenues and we have generated significant operating losses since our formation and given our recent shift in business focus we expect to incur substantial losses and negative operating cash flows for the foreseeable future.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our short term business needs, and we will need to generate revenue or receive additional investment to continue operations.

In addition, our business operations may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses.  We expect that capital outlays and operating expenditures will continue to increase and that we will require significant additional capital in order to implement our startup business plan and continue our operations.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended July 31, 2012.In addition, Note 2 of our quarterly report on Form 10-Q for January 31, 2013, includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings. We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products, including, among others, the perception by customers of the quality and effectiveness of our technology, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts.

If our products do not gain acceptance by our prospective customers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products, we might not be able to satisfy demand on a short-term basis. Such shortages could interfere with and/or delay production and could have a material adverse effect on our business and financial results.

We may acquire or make investments in companies or technologies that could cause loss of value to our shareholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

·	Failure to integrate the acquired assets and/or companies with our current business;

·	The price we pay may exceed the value we eventually realize;

·	Loss of share value to our existing shareholders as a result of issuing equity securities as part or all of the purchase price;

·	Potential loss of key employees from either our current business or the acquired business;

·	Entering into markets in which we have little or no prior experience;

·	Diversion of management’s attention from other business concerns;

·	Assumption of unanticipated liabilities related to the acquired assets; and

·	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and scope of our business.  Our business is focused solely on the further development of our technology, As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

Growth of internal operations and business may strain our financial resources.

In the event we are able to commercialize our technology and bring a product to market, we intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

·	The need for continued development of our financial and information management systems;

·	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and

·	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.

The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

 We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations.

We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

·	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;

·	pay damages to the party claiming infringement;

·	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and

·	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect.

We expect to enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors.

The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The Streaming Video industry is highly competitive. We will compete with a large number of international video streaming companies. These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are no significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Adverse changes in general economic or political conditions in any of the countries in which we do business or intend to launch our products could adversely affect our operating results.

If we grow our business to customers located in the United States as well as customers located outside of the United States as we intend, we expect to become subject to the risks arising from adverse changes in both domestic and global economic and political conditions. For example, the direction and relative strength of the United States and international economies remains uncertain due to softness in the housing markets, difficulties in the financial services sector and credit markets and continuing geopolitical uncertainties. If economic growth in the United States and other countries continue to slow, the demand for our customer’s products could decline, which would then decrease demand for our products. Furthermore, if economic conditions in the countries into which our customers sell their products continue to deteriorate, some of our customers may decide to postpone or delay certain development programs, which would then delay their need to purchase our products. This could result in a reduction in sales of our service or in a reduction in the growth of our revenues. Any of these events would likely harm investors view of our business, our results of operations and financial condition.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industry, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Corporate insiders or their affiliates may be able to exercise significant control over matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Our directors and officers, collectively own 56.3% of our issued and outstanding common stock (received from our prior director and officer, Craig McKenzie)  and none of  our issued and outstanding preferred stock. As a result, these officers and directors are able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors and stockholder by virtue of their control over a majority of our outstanding shares, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially, our President and CEO, Alexandre Frigon. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)

We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)

Our Audit Committee does not function as an Audit Committee should since there is a lack of independent directors on the Committee and the Board of Directors has not identified an “expert,” one who is knowledgeable about reporting and financial statements requirements, to serve on the Audit Committee.

iii)

We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)	We have limited segregation of duties which is not consistent with good internal control procedures.
v)

We do not have a written internal control procedurals manual which outlines the duties and reporting requirements of the directors and any staff to be hired in the future. This lack of a written internal control procedurals manual does not meet the requirements of the SEC or good internal controls.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we have, as of the date of this Report, 450,000,000 shares of common stock authorized.  As of the date of this current report on Form 8-K,e, we have 341,300,000 shares of common stock issued and outstanding.  As a result, our board of directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.

 Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is quoted on the OTCBB marketplace, there is no established public market for shares of our common stock, and almost no trades of our common stock have taken place on the OTCBB. Even if the shares of our common stock may in the future trade on the OTCBB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. If trading of our securities commences on the OTCBB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which shareholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCBB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse affect on the stock’s future liquidity.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

·	quality deficiencies in services or products;

·	international developments, such as technology mandates, political developments or changes in economic policies;

·	changes in recommendations of securities analysts;

·	government regulations, including stock option accounting and tax regulations;

·	energy blackouts;

·	acts of terrorism and war;

·	widespread illness;

·	proprietary rights or product or patent litigation;

·	strategic transactions, such as acquisitions and divestitures; or

·	rumors or allegations regarding our financial disclosures or practices.

·

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non-”shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Xumaniifor the fiscal years ended July  31, 2012 and 2011, and the quarter ended January 31, 2013, should be read in conjunction with the  financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

 Overview

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.  See “Cautionary Statement on Forward-Looking Information.”

We are a development stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue, have not completed the development of our websites, and have only recently located businesses willing to offer significant discounts of their products or services to our registered members.

Subsequent to July 31, 2012 the Company has adopted and implemented a new Startup business plan.The Company's name and trading symbol were subsequently changed from Medora Corp. MORA effective September 7, 2012 to Xumanii and XUII respectively.

XUMANII is a platform to broadcast live events in HD with a new technology that combines hardware and a software platform to broadcast from multiple cameras, wirelessly an event with an extremely low production cost.  Our hardware enables any cameras to broadcast their image in HD to a laptop nearby where the Xumanii X-Feed Software receives all images and enables an operator to create a “live editing” and broadcast an event on the Xumanii.com platform.  Xumanii allows content to be broadcasted as a Pay-Per-View model, generating revenues from consumers directly or as a “FREE” content model, generating revenues from advertisement, product placements and sponsorship.

Results of Operations

From Inception on May 6, 2010 to July 31, 2012

During the period from May 6, 2010 (inception) to July 31, 2012, we incorporated the company, hired the auditor, and hired the attorney for the preparation of our registration statement. We have prepared an internal business plan. We have reserved the domain name www.medoracorp.com and www.grabbittoday.com and they have been designed and uploaded. Our net loss since inception is $264,763 as a result of incurring expenses of $164,024 for consulting fees, $36,372 for legal and accounting fees, $2,550 for transfer agent fees and $61,817 for other general and administrative expenses.

At inception, we sold 192,500,000 shares of common stock to our former sole officer and director, Dr. Jehovan Owayne Fairclough for approximately $7,025.

On June 10, 2010, Dr. Fairclough appointed Craig McKenzie as his replacement by way of board resolution as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors. On June 10, 2010, Dr. Jehovan Fairclough resigned as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors and sold to Craig McKenzie his 192,500,000 shares of common stock for $7,025 in a private transaction.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the period from May 6, 2010 (inception) to July 31, 2012, we sold 148,800,300 shares of our common stock for $33,951 to forty-two (42) investors.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended. These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

To date we have received a total of $599,895 in advances from third parties and $140 from our President in order to implement our new business plan.

Lack of Revenues

We have limited operational history. From our inception on May 6, 2010 to July 31, 2012, we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

For the period from May 6, 2010 (inception) to July 31, 2012, our expenses were as follows:

Type of Expense	($)
General and administrative	61,817
Professional fees (Legal and Accounting)	36,372
Consulting	164,024

During the period from May 6, 2010 (inception) to July 31, 2012 our total expenses were $264,763.

Net Loss

For the period from May 6, 2010 (inception) to July 31, 2012, we incurred a net loss of $264,763.

Liquidity and Capital Resources

As of the date of this report, we have yet to generate any revenues from our business operations.

As of July 31, 2012, our total assets were $23,680, comprised cash and fixed assets, and our total liabilities were $247,467, comprised of a related party payable ($41,850),a third party note payable($200,100) and accounts payable ($5,517).

As of July 31, 2012, we borrowed a total of $41,850 from former our President, Craig McKenzie to pay for our reporting obligations including this report. The loan is non-interest bearing, unsecured and due upon demand.

We anticipate that we will meet our ongoing cash requirements through the generation of revenue and equity or debt financing. We estimate that our expenditures over the next 12 months as of July 31, 2012, will be approximately $1,385,997. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating revenue and through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $1,385,997 to fully implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital

Results of Operations

From Inception on May 6, 2010 to January 31, 2013

Our net loss since inception is $956,340 as a result of incurring expenses of $282,601 for consulting fees, $74,109 for legal and accounting fees, $3,510 for transfer agent fees and $573,060 for other general and administrative expenses.

At inception, we sold 192,500,000 shares of common stock to our former sole officer and director, Dr. JehovanOwayneFairclough for approximately $7,025.

On June 10, 2010, Dr. Fairclough appointed Craig McKenzie as his replacement by way of board resolution as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors. On June 10, 2010, Dr. JehovanFairclough resigned as the president, chief executive officer, chief financial officer, treasurer, secretary and sole member of the board of directors and sold to Craig McKenzie his 192,500,000 shares of common stock for $7,025 in a private transaction.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the period from May 6, 2010 (inception) to January 31, 2013, we sold 148,800,300 shares of our common stock for $33,951 to forty-two (42) investors.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S. In the alternative, the issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.

We made this determination based on the representations of the  Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

To date we have received a total of $909,406 in advances from third parties and 41,850 from related parties in order to implement our new startup business plan.

Lack of Revenues

            We have limited operational history. From our inception on May 6, 2010 to January 31, 2013, we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

 For the period from May 6, 2010 (inception) to January 31, 2013, our expenses were as follows:

Type of Expense	($)
General and administrative	573,060
Consulting	282,601
Professional fees	77,619
Total	933,280

During the period from May 6, 2010 (inception) to January 31, 2013 our total expenses were $933,280.

Net Loss

For the period from May 6, 2010 (inception) to January 31, 2013, we incurred a net loss of $956,340.

Liquidity and Capital Resources

As of the date of this report, we have yet to generate any revenues from our business operations.

As of January 31, 2013, our total assets were $80,846, comprised cash and fixed assets, and our total liabilities were $975,525, comprised of a, third party note payable($943,062) and accounts payable ($24,269).

 We anticipate that we will meet our ongoing cash requirements through the generation of revenue and equity or debt financing.  We estimate that our expenditures over the next 12 months as of January 31, 2013, will be approximately $1,385,997. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

 We intend to meet our cash requirements for the short term by generating revenue and through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $1,385,997 to fully implement our startup business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements.

Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or that engages in leasing, hedging or research and development services with it.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include income tax rate, income tax provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and the estimated useful life of patent; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, approximates its fair value because of the short maturity of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholder, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include patent, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Patent

The Company follows the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for patent.  For acquired patents the Company records the costs to acquire patents as patent and amortizes the patent acquisition cost over its remaining legal life, or estimated useful life, or the term of the contract, whichever is shorter. For internal developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense; patent application costs, generally legal costs, thereafter incurred are capitalized, which are to be amortized once the patents are granted or expended if the patent application is rejected. The Company amortizes the internal developed patents over the shorter of the expected useful lives or the legal lives of the patents, which are generally 17 to 20 years for domestic patents and 5 to 20 years for foreign patents from the date when the patents are granted. The costs of defending and maintaining patents are expended as incurred. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company will derive its revenue from sales contracts with customers with revenues being generated upon the shipment of products upon commencing operations.  Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the trucking company or third party carrier and title transfers upon shipment, based on free on board (“FOB”) warehouse; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has two classes of its stock outstanding, its common stock and preferred stock.  The following table sets forth certain information as of the date herein, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of the date herein,  there were 341, 300,300 shares of common stock outstanding.

 To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers	192,500,000
Alexandre Frigon, , Chief Executive Officer, Chief Financial Officer, President and SecretaryPO Box 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands		56.3%

5% Shareholders
Alexandre Frigon, , 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands		56.3%
_______________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

Name	Age	Position	Since
Alexandre Frigon,	32	President, Chief Executive Officer, Chief Financial Officer, President and Secretary,Treasurer and Director	2012

Alexandre Frigon, r, President, Chief Executive Officer, Chief Financial Officer and Secretary, Treasurer and Director.

On April 30, 2012, Mr. Alexandre Frigon was appointed to the Board of Directors and on May 30, 2012 he was appointed president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole member of our board of directors.

Xumanii(2006- Present) Founder and CEO a Social Networking website that allows consumers to broadcast live events and shows on a wirelessbasis.

Flukii.com (2006 - 2010) Founder and CEO Marketing - Processing Company and ServicesSPOG international Inc. (2006 - 2010) Consultant Financial operations and overall management

Burst Record / Management Inc. (2005 - 2006) Founder and CEO Music producer & Artist management: Canada, US, Europe tours Record label management

Parallel Lab Inc. (2002 - 2005) Founder and CEO  Software design o Developed innovative tools to improve efficiency

SN Hawaii Inc. (1999 - 2002) Founder and CEO Organization of Ocean safety and lifeguard class in Hawaii

Tachyon Design Inc. (1996-1999) Founder and CEO  Web design and programming

Studied year 1 of the Chartered Financial Analyst Program CFA Institute, Ass. Invest. Professionals, 2010

Bachelor of Commerce (major in Market Finance)Montreal University, École des HautesÉtudesCommerciales (H.E.C.) 2002

Stock Brokerage License Quebec Securities Commission, 2000

Bachelor in International Economics Brébeuf College, 1999

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

 Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended July 3131, 2012.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have a nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board.  Neither our current nor proposed director are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, and nominating committees.

Audit Committee

Our Board of Directors has established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our Audit Committee is currently vacant, and our Board of Directors performs the services of an audit committee.  Mr. Alexandre Frigon cannotbe considered an “audit committee financial expert.”  We will have to attract an individual with the qualification of an audit committee expert to our Audit Committee.   At this time, we have not identified such an individual.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act during that fiscal year..As of the date herein, the current officers and directors have not timely filed the reports required pursuant to Section 16(a) of the Exchange Act but have provided assurances that they will file expeditiously.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.

Board Leadership Structure and Role on Risk Oversight

Alexandre Frigon currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the Acquisition, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

The following table sets forth Executive officer compensation as of the fiscal year ended July 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig McKenzie (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Denise Daye (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Alex Frigon (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Mr. McKenzie was appointed President, Secretary, Treasurer and Director on June 10, 2010, and he resigned as President, Secretary, Treasurer and Director on May 30, 2012.

(2) Ms. Daye was appointed Secretary and Director on November7, 2011, and she resigned as Secretary and Director on May 30, 2012.

(3) Mr. Frigon was appointed President, Secretary, Treasurer and Director on April 30, 2012.

2012 and 2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

None

2012 and 2011 OPTION EXERCISES AND STOCK VESTED TABLE

None.

2012 and 2011 PENSION BENEFITS TABLE

None.

2012 and 2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

None.

2012 and 2011 DIRECTOR COMPENSATION TABLE

None.

2012 and 2011 ALL OTHER COMPENSATION TABLE

None

2012 and 2011 PERQUISITES TABLE

None.

2012 and 2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

None.

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - Employment Agreements

New Executive Officers

On September 10, 2012 and January 8, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into an Employment Agreement with Alexandre Frigon, (“Mr. Frigon”) an individual. Pursuant to the terms and conditions of the Employment Agreement, Mr. Frigon shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for an initial term of three years. In exchange, Mr. Frigon shall receive a one-time fully-paid issuance of two million (2,000,000) shares of the Company’s Class A preferred shares and an annual salary of $125,000 in year one of the agreement, an annual salary of $175,000 in year two of the agreement, an annual salary of $225,000 in year three of the agreement.

On September 10, 2012 Xumanii, Inc., a Nevada corporation (the "Company") entered into other Employment Agreements with the following individuals who are not directors of the company.

Jean-Francois Jauvin, Hanna Marya, and Steeve Schira.

The above description of the Agreements are intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to the Agreement, which was filed as Exhibit 10.1 through Exhibit 10.4 on the current report on Form 8-K, filed January 9, 2013, and are incorporated herein by this reference.

 amount of compensation for the above-referenced new officers and new directors have not yet been determined.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

On April 25, 2013 Xumanii, Inc. entered into a licensing agreement with Xumanii Inc. (Cayman) to license trademarks held by Xumanii (Cayman), ("Xumanii" and "Live is Beautiful"). Other than the adoption of the Xumanii business plan and licensing agreement, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the current or former directors or officers had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which any of the current or former directors or officers is a party or in which they participate that is entered into or a material amendment in connection with our appointment of any of the current or former directors or officers, or any grant or award to any of the current or former directors or officers or modification thereto, under anysuch plan, contract or arrangement in connection with our appointment of any of the current or former directors or officers.

Other than as set forth above, Mr. Frigon, to our knowledge, has notbeen involved in any material proceeding adverse to us or any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no family relationships between any of our former or current officers and directors.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Business Conduct and Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended July 31, 2012, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITYAND RELATED SHAREHOLDER MATTERS

Our common stock had been quoted on the OTC Bulletin Board since May 3, 2011 under the symbol “MORA.OB”.  Our name and trading symbol were subsequently changed effective September 7, 2012 to Xumanii, Inc. and XUII respectively.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB for the quarterly periods indicated below based on our fiscal year end of . These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Quarter	High	Low
First Quarter (August 1, 2011 – October31, 2011)	$0	$0
Second Quarter (November 1, 2011 – January 31, 2012)	$0.50	$0
Third Quarter (February 1, 2012 – April 30, 2012)	$0	$0
Fourth Quarter (May 1, 2012 – July 31, 2012)	$0	$0

Holders

As of January 31, 2013, we had 43 shareholders of our common stock.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

On September 10, 2012 and January 8, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into an Employment Agreement with Alexandre Frigon, (“Mr. Frigon”) an individual. Pursuant to the terms and conditions of the Employment Agreement, Mr. Frigon shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for an initial term of three years. In exchange, Mr. Frigon shall receive a one-time fully-paid issuance of two million (2,000,000) shares of the Company’s Class A preferred shares and an annual salary of $125,000 in year one of the agreement, an annual salary of $175,000 in year two of the agreement, an annual salary of $225,000 in year three of the agreement.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Acquisition.  This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 450,000,000 shares of common stock at a par value of $0.001 per share, of which 341,300,300 shares were issued and outstanding immediately prior to the Closing of the Acquisition.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of preferred stock, par value $0.001.

Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and references as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities as of the date of this report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1 and 99.2,  99.3which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Articles of Incorporation

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Articles of Incorporation for its directors and officers:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Bylaws

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Bylaws.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture. trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend the Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

There have been no sales or issuances of unregistered securities

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On April 29, 2013 former president and director Craig McKenzie sold his shares to the Directors and officers of Xumanii. As a result of this sale, the officers and directors will own approximately 56.3% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and Officers

Effective on May 30, 2012 Craig McKenzie and Denise Daye resigned as members of our Board of Directors.  In addition, on May 30, 2012, Mr. Craig McKenzie resigned as our President and Chief Executive Officer and Chief Financial Officer, Chief Accounting Officer, Treasurer and Denise Daye resigned Secretary.

Appointment of Directors and Officers

Name	Age	Position
Alexandre Frigon,	32	President,
		Chief Executive Officer
		Chief Financial Officer, President and Secretary, Treasurer and Director

There are no family relationships among any of our officers or directors. One officer and three executive employees have employment agreements with the Company.

Other than the adoption of the new startup business plan, the New Director and New Executive Officers involvement therein, and their respective appointments as directors and officers as disclosed in Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which our directors or officers had or will have a direct or indirect material interest.

Further, other than the adoption of the new startup business plan, as noted in Item 2.01 above, there is no material plan, contract or arrangement (whether or not written) to which our directors or officers is a party or in which our directors or officers participate that is entered into or material amendment in connection with our appointment of our New Director or New Executive Officers, or any grant or award to either our New Director or New Executive Officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Director or New Executive Officers.

Descriptions of our New Director and New Executive Officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers.”

Item 5.06 Change in Shell Company Status

Reference is made to the adoption of a new startup business planas described in Item 2.01, which is incorporated herein by reference.Our operations consist of the business and operations of Xumanii and the development and implementation of the Xumanii business plan. Accordingly, we are disclosing information about our business, financial condition, and management in this Form 8-K.The Company is not, and has not been, based on their filing on Form 10-K/A with the Securities and Exchange Commission on March 13, 2013, a shell issuer as described in Rule 144(i)(1)(i) of the Securities Act of 1933.  In accordance with Rule 144, the Company shareholders will not be able to use the exemption from registration provided by the safe harbor in rule 144 until March 13, 2014 (provided all other requirements for Rule 144 are satisfied).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Reference is made to the adoption of the Xumanii startup business plan as described in Item 2.01, which is incorporated herein by reference.  As a resultof the adoption of the new startup business plan, our primary operations consist of the business and operations of Xumanii formerly Medora Corp.  Accordingly, we are presenting the audited financial statements of Xumanii formerly Medora Corp.

(a)	Financial Statements of the Assets

The audited financial statements of Xumanii formerly Medora Corp, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on June 2, 2008)
3.2	Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on June 2, 2008)

10.1	Amended Employment Agreement Alexandre Frigon(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 8, 2013)

10.2	Employment Agreement Jean-Francois Jauvin(incorporated by reference to the Registrant’s Current Report onForm 8-K filed on January 8, 2013)
10.3	Employment Agreement Hanna Marya(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 8, 2013)
10.4	Employment Agreement Steeve Schira(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 8, 2013)
10.5	License agreement with Xumanii (Cayman) filed herewith.
10.6	Share purchase Agreement with Craig McKenzie filed herewith.
99.1	Financial Statements of Xumanii for the fiscal years ended July 31, 2012 and 2011(incorporated by reference on Form 10-K/A filed on March 13, 2013)
99.2	Financial Statements of Xumanii, unaudited financial statements for the quarter ended January 31, 2013( incorporated by reference on Form 10-Q filed on March 19, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XUMANII, INC.

Date: May 1, 2013	By:	/s/ Alexandre Frigon
Name: Alexandre Frigon
Title: President, Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer)

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